Exhibit 10.1

AGREEMENT
CONCERNING THE EXCHANGE OF COMMON STOCK
AMONG
AMERICAN CHAMPION ENTERTAINMENT, INC. ("ACEI")
BEIJING WISDOM NETWORK TECHNOLOGY COMPANY, LTD. ("B.A.Network")
and
THE SHAREHOLDERS OF BEIJING WISDOM NETWORK TECHNOLOGY COMPANY, LTD.

TABLE OF CONTENTS

                                                            Page No.

ARTICLE 1 - EXCHANGE OF SECURITIES                            9

1.1  - Issuance of Shares                                     9
1.2  - Exemption from Registration                            9

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF B.A. Network    9

2.1  - Organization                                           9
2.2  - Capital                                                10
2.3  - Subsidiaries                                           10
2.4  - Directors and Officers                                 10
2.5  - Financial Statements                                   10
2.6  - Investigation of Financial Condition                   10
2.7  - Compliance with Laws                                   10
2.8  - Litigation                                             11
2.9  - Authority                                              11
2.10 - Ability to Carry Out Obligations                       11
2.11 - Full Disclosure                                        11
2.12 - Material Contracts                                     11
2.13 - Indemnification                                        12
2.14 - Transactions with Officers and Directors               12
2.15 - Background of Officers and Directors                   12
2.16 - Employee Benefits                                      13

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF ACEI            13

3.1  - Organization                                           13
3.2  - Capital                                                13
3.3  - Subsidiaries                                           14
3.4  - Directors and Officers                                 14
3.5  - Financial Statements                                   14
3.6  - Absence of Changes                                     14
3.7  - Absence of Undisclosed Liabilities                     14
3.8  - Tax Returns                                            14
3.9  - Investigation of Financial Condition                   14
3.10 - Trade Names and Rights                                 14
3.11 - Compliance with Laws                                   15
3.12 - Litigation                                             15
3.13 - Authority                                              15
3.14 - Ability to Carry Out Obligations                       15
3.15 - Validity of ACEI Shares                                15
3.16 - Full Disclosure                                        15
3.17 - Assets                                                 15
3.18 - Material Contracts                                     16
3.19 - Compliance With SEC Reporting Requirements             16

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS    16

4.1  - Share Ownership                                        16
4.2  - Investment Intent                                      16
4.3  - (deleted)                                              17
4.4  - Legend                                                 17

ARTICLE 5 - COVENANTS                                         17

5.1  - Investigative Rights                                   17
5.2  - Conduct of Business                                    18

ARTICLE 6 - CONDITIONS PRECEDENT TO ACEI'S PERFORMANCE        18

6.1  - Conditions                                             18
6.2  - Accuracy of Representations                            18
6.3  - Performance                                            18
6.4  - Absence of Litigation                                  18
6.5  - Acceptance by B.A. Network Shareholders                18
6.6  - Officer's Certificate                                  19
6.7  - Opinion of Counsel to B.A. Network                     19

ARTICLE 7-CONDITIONS PRECEDENT TO B.A. Network's PERFORMANCE  19

7.1  - Conditions                                             19
7.2  - Accuracy of Representations                            19
7.3  - Performance                                            20
7.4  - Absence of Litigation                                  20
7.5  - Current Status                                         20
7.6  - Directors of ACEI                                      20
7.7  - Officers of ACEI                                       20
7.8  - blank                                                  20
7.9  - Officer's Certificate                                  20
7.10 - Opinion of Counsel                                     20

ARTICLE 8 - CLOSING                                           20

8.1  - Closing                                                20

ARTICLE 9 - MISCELLANEOUS                                     21

9.1  - Captions and Headings                                  21
9.2  - Memos, Attachments and Exhibits                        21
9.3  - No Oral Change                                         21
9.4  - Non-Waiver                                             22
9.5  - Entire Agreement                                       22
9.6  - Member to B.A. Network's Board of Directors            22
9.7  - Choice of Law                                          22
9.8  - Counterparts                                           22
9.9  - Notices                                                22
9.10 - (deleted)                                              23
9.11 - Binding Effect                                         23
9.12 - Mutual Cooperation                                     23
9.13 - Announcements                                          23
9.14 - Expenses                                               23
9.15 - Survival of Representations and Warranties             23
9.16 - Exhibits                                               24

EXHIBITS

Exhibit 1.1     Allocation of B.A. Network Shares
Exhibit 2.2     Authorized Capital of B.A. Network
Exhibit 2.4     Directors and Officers of B.A. Network
Exhibit 2.5     B.A. Network Financial Statements
Exhibit 2.12    Material Contracts
Exhibit 3.2     Outstanding options and warrants of ACEI
Exhibit 3.3     Subsidiaries of ACEI
Exhibit 3.4     Directors and Officers of ACEI
Exhibit 3.5     ACEI Financial Statements
Exhibit 7.10    Opinion of Counsel of ACEI
Exhibit A       B.A. Network's Revenue Projections

AGREEMENT

AGREEMENT, made as of the 27th day of March, 2000, by and among American Champion Entertainment, Inc. of the United States of America, a Delaware corporation ("ACEI"), Beijing Wisdom Network Technology Company, Ltd., a corporation formed under the laws of the People's Republic of China ("B.A. Network") and the shareholders of Beijing Wisdom Network Technology Company, Ltd. (the "Shareholders"). This agreement is subject to review by the U.S. Securities and Exchange Commission ("SEC") and approval by the shareholders of ACEI, and shall become effective immediately upon satisfactory review by the SEC and approval by the shareholders at a meeting of the shareholders of ACEI. Once approval by shareholders is obtained, ACEI shall notify B.A. Network of the effectiveness of this agreement within the same day.

WHEREAS, ACEI desires to acquire 80.00% of all of the issued and outstanding shares of B.A. Network, in exchange for a total value of $4,672,050 of either ACEI authorized but unissued shares of the common stock, $.0001 par value (the "Exchange Stock"), or partially in cash; and such Exchange Stock and cash, shall be granted in three parts:

I. A number of shares equal to $300,000 in value, included in the Exchange Stock, or $300,000 in cash, is payable to B.A. Network as Part I of the exchange transaction. B.A. Network shall have to right to choose between payment in shares or in cash, and B.A. Network shall provide ACEI official written notice of its choice of payment not later than three business days after to the date of effectiveness of this agreement.

1.1 If B.A. Network elects to be paid in cash, then ACEI shall transfer by wire the amount of $300,000 into an account specified by B.A. Network within ten business days from the date of effectiveness of this agreement.

1.2 If B.A. Network elects to be paid in shares, then ACEI shall issue and transfer $300,000 in value of ACEI shares into a stock account specified by B.A. Network within ten business days from the date of effectiveness of this agreement.

1.2.1 The price of the shares shall be based on the average of the daily closing sales prices from the date of the Letter of Intent to the date of effectiveness of this agreement.

1.2.2 The shares shall have registration rights and become freely tradable without restrictions upon effectiveness of registration.

II. For the year 2000, ACEI shall grant B.A. Network the amount of US$1,184,097 in shares of ACEI, or in cash, according to the following projections, as part II of the exchange transaction. B.A. Network shall have to right to choose between payment in shares or in cash, and B.A. Network shall provide ACEI official written notice of its choice of payment not later than three business days after to the delivery of reviewed financial statements to ACEI via one of the big five U.S. accounting firms.

B.A. Network Revenue Projections         2000         2001          2002
(To be annually audited & quarterly
reviewed  by acceptable U.S. accounting firm.)

Exchange Rate - RMB / US$: 8.3 / 1

Gross Revenue (RMB)                   65,000,000   80,000,000   95,000,000
Gross Revenue (US$)                   $7,831,325   $9,638,554  $11,445,783
Gross Revenue (US$) x 80.00%          $6,265,060   $7,710,843   $9,156,627

EBITDA (earnings before interests, taxes, depreciation &
amortization)
EBITDA (RMB)                           3,250,000    4,000,000    4,750,000
EBITDA (US$)                            $391,566     $481,928     $572,289
EBITDA (US$) x 80.00%                   $313,253     $385,542     $457,831

18% of Gross Revenue, payable         $1,127,711   $1,387,952   $1,648,193
in ACEI common stock

18% of EBITDA, payable                   $56,386      $69,398      $82,410
in ACEI common stock

Total payable in ACEI common stock    $1,184,097   $1,457,349   $1,730,603

Total payments over years 2000 to 2002, to be paid in ACEI common stock,
                                                                $4,372,050

2.1 If B.A. Network elects to be paid in cash, and upon the delivery of reviewed financial statements to ACEI via one of the big five U.S. accounting firms, then ACEI shall make the following quarterly payments:

2.1.1 Within 10 business days, ACEI shall make payment by wire transfer to an account specified by B.A. Network of the amount of

(Gross Revenue + EBITDA) x 80% x 18% x 50% for Gross Revenue and EBITDA amounts that are less than or equal to the figures in the above table,

and

(Gross Revenue + EBITDA) x 80% x 18% x 20% for Gross and EBITDA amounts that are more than the figures in the above table.

2.1.2 Within 6 months, ACEI shall make payment by wire transfer to an account specified by B.A. Network of the amount of

(Gross Revenue + EBITDA) x 80% x 18% x 20% for Gross Revenue and EBITDA amounts that are less than or equal to the figures in the above table,

and

(Gross Revenue + EBITDA) x 80% x 18% x 40% for Gross and EBITDA amounts that are more than the figures in the above table.

2.1.3 Within 9 months, ACEI shall make payment by wire transfer to an account specified by B.A. Network of the amount of

(Gross Revenue + EBITDA) x 80% x 18% x 20% for Gross Revenue and EBITDA amounts that are less than or equal to the figures in the above table.

2.1.4 Within 12 months, ACEI shall make payment by wire transfer to an account specified by B.A. Network of the amount of

(Gross Revenue + EBITDA) x 80% x 18% x 10% for Gross Revenue and EBITDA amounts that are less than or equal to the figures in the above table,

and

(Gross Revenue + EBITDA) x 80% x 18% x 40% for Gross and EBITDA amounts that are more than the figures in the above table.

2.2 If B.A. Network elects to be paid in shares, and within ten business days from the delivery of quarterly reviewed financial statements to ACEI via one of the big five U.S. accounting firms, then ACEI shall issue and transfer the amount of ACEI common stock, based on 80% X 18% of the Gross Revenue and EBITDA according to the figures in the above table, into a stock account specified by B.A. Network. The price of the shares shall be the average of the closing sales prices of ACEI shares within the applicable quarter, and be subject to the following restrictions:

2.2.1 For amounts less than and equal to the above tabulation, 50% shall not have restrictions, 20% shall be restricted from sales for 6 months from the date of issuance, 20% restricted for 9 months, and 10% restricted for 12 months.

2.2.2 For amounts more than the above tabulation, 20% shall not have restrictions, 40% shall be restricted from sales for 6 months from the date of issuance, and 40% shall be restricted for 12 months.

III. As part III of the exchange transaction, ACEI shall issue shares of ACEI common stock to B.A. Network for the years 2001 and 2002, based of figures in the above table.

3.1 Within ten business days from the delivery of quarterly reviewed financial statements to ACEI via one of the big five U.S. accounting firms, then ACEI shall issue and transfer the amount of ACEI common stock, based on 80% X 18% of the Gross Revenue and EBITDA according to the figures in the above table, into a stock account specified by B.A. Network.

3.2 The price of the shares shall be the average of the closing sales prices of ACEI shares within the applicable quarter, and be subject to the following restrictions:

3.2.1 For amounts less than and equal to the above tabulation, 50% shall not have restrictions, 20% shall be restricted from sales for 6 months from the date of issuance, 20% restricted for 9 months, and 10% restricted for 12 months.

3.2.2 For amounts more than the above tabulation, 20% shall not have restrictions, 40% shall be restricted from sales for 6 months from the date of issuance, and 40% shall be restricted for 12 months.

WHEREAS, the Shareholders desire to exchange their B.A. Network shares for the Exchange Stock as set forth herein; and

WHEREAS, B.A. Network desires to assist ACEI in a business combination which will result in the Shareholders of B.A. Network owning approximately 16% of the then issued and outstanding shares of ACEI's Common Stock (with the understanding that since ACEI is currently in an expansion phase with multiple acquisition candidates in negotiation, the actual resulting ownership by B.A. Network of ACEI may be significantly less) and ACEI owning 80.00% of the issued and outstanding shares of B.A. Network's Capital Stock;

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, ACEI agrees to issue to the Shareholders the shares of the Exchange Stock, or partially in cash, as described above in exchange for 80.00% of all of the outstanding shares of B.A. Network capital stock owned by the Shareholders, as set forth on Exhibit 1.1.

1.2 Exemption from Registration. Except as specified above for issuance of shares with registration rights, the parties hereto intend that the Common Stock to be issued by ACEI to the Shareholder shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

ARTICLE 2

Representations and Warranties of B.A. Network

B.A. Network and the Shareholders of B.A. Network represent to ACEI that:

2.1 Organization. B.A. Network is a corporation duly organized and validly existing and in good standing under the laws of the People's Republic of China and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing where its business requires qualification. (Further legal descriptions of B.A. Network, if necessary, such as transfer of assets and liabilities of another entity, etc).

2.2 Capital. The authorized capital stock of B.A. Network is as set forth on the annexed Exhibit 2.2, a copy of which is annexed hereto and made a part hereof. The shares currently outstanding are owned by the Shareholders. All of the issued and outstanding shares of B.A. Network are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating B.A. Network to issue or to transfer from treasury any additional shares of its capital stock of any class.

2.3 Subsidiaries. As of the date of this Agreement, B.A. Network does not have any subsidiaries or own any interest in any other enterprise.

2.4 (a) Directors and Officers. Exhibit 2.4 to this Agreement, the text of which is incorporated herein by reference, contains the names and titles of all directors and officers of B.A. Network as of the date of this Agreement.

2.5 (b) Financial Statements. The B.A. Network financial statements are to be audited by a reputable international auditing firm for the year ending December 31, 1999 which are annexed hereto as Exhibit 2.5 and must be delivered to ACEI prior to the Closing. Such financial statements are to be complete, accurate and fairly present the financial condition of B.A. Network as of the date thereof and the results of operations for the year ending December 31, 1999, for the business of B.A. Network that has been operated in the normal course. There are no material liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would materially alter the financial condition of B.A. Network as reflected in such financial statements. The financial statements of B.A. Network are incorporated herein by reference and deemed to be a part hereof.

2.6 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ACEI and/or its attorneys shall have the opportunity to meet with accountants and attorneys of ACEI to discuss the financial condition of B.A. Network. B.A. Network shall make available to ACEI and/or its attorneys all books and records of B.A. Network. If the transaction contemplated hereby is not completed, all documents received by ACEI and/or its attorneys shall be returned to B.A. Network and all information so received shall be treated as confidential.

2.7 Compliance with Laws. B.A. Network has complied with and are not in violation of applicable national, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. All national, state and local income tax returns required to be filed by B.A. Network have been filed and all required taxes have been paid or an adequate reserve therefor has been established in the financial statements. B.A. Network's tax returns have not been audited by any authority empowered to do so.

2.8 Litigation. Neither B.A. Network nor the Shareholders are a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of B.A. Network and the Shareholders, threatened against or affecting B.A. Network or the Shareholders, their assets or financial condition, except for matters which would not have a material effect on B.A. Network, the Shareholders or their respective properties. Neither B.A. Network nor the Shareholders are in default with respect to any order, writ, injunction or decree of any national, state, local or foreign court, department, agency or instrumentality applicable to it. Neither B.A. Network nor Shareholders are engaged in any lawsuits to recover any material amount of moneys due to B.A. Network or Shareholders.

2.9 Authority. The Board of Directors of B.A. Network has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and upon obtaining any necessary shareholder approval, B.A. Network will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be a legal, valid and binding obligation of B.A. Network, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

2.10 Ability to Carry Out Obligations. The execution and delivery of this Agreement by B.A. Network and the performance by B.A. Network of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which B.A. Network or Shareholders are a party or by which either may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument, to terminate it or to accelerate the maturity of any indebtedness or other obligation of B.A. Network or Shareholders; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of B.A. Network or Shareholders.

2.11 Full Disclosure. None of the representations and warranties made by B.A. Network and the Shareholders herein, or in any exhibit, certificate or memorandum furnished or to be furnished by B.A. Network, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

2.12 Material Contracts. Neither B.A. Network nor the Shareholders has any material contracts to which either is a party or by which they are bound, except for those agreements set forth on the annexed hereto as Exhibit 2.12.

2.13 Indemnification. B.A. Network and the Shareholders agree to defend and hold harmless ACEI, its officers and directors against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of or failure by B.A. Network to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by B.A. Network under this Agreement.

2.14 Transactions with Officers and Directors. Except as otherwise disclosed in B.A. Network's financial statements dated December 31, 1999 and delivered to ACEI, there have been, and through the date of Closing there will be (1) no bonuses or unusual compensation to any of the officers or directors of B.A. Network; (2) no loans, leases or contracts made to or with any of the officers or directors of B.A. Network; (3) no dividends or other distributions declared or paid by B.A. Network; and (4) no purchases by B.A. Network of any of its capital shares.

2.15 Background of Officers and Directors. During the past five year period, no officer or director of B.A. Network has been the subject of:

(a) A petition under the U.S. Federal Bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b) A conviction in the United States in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodities trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase and sale of any security or commodity or in connection with any violation of U.S. Federal, State or other securities law or commodities law.

(d) Any order, judgment, decree, not subsequently reversed, suspended or vacated, of any U.S. Federal, State or local authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub- paragraph, or to be associated with persons engaged in any such activity;

(e) a finding by any court of competent jurisdiction in a civil action or by the United States Securities and Exchange Commission to have violated any securities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated; or

(f) a finding by any court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any commodities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated.

2.16 Employee Benefits. B.A. Network does not have any pension plan, profit sharing or similar employee benefit plan.

ARTICLE 3

Representations and Warranties of ACEI

ACEI represents and warrants to B.A. Network that:

3.1 Organization. ACEI is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and to carry on business.

3.2 Capital. The authorized capital stock of ACEI consists of 40,000,000 shares of Common Stock, par value $.0001 per share and 6,000,000 shares of Preferred Stock, par value $.0001 per share, which may be issued in one or more series at the discretion of the board of directors. As of the date of this Agreement, there were approximately 6,000,000 shares of Common Stock outstanding, all of which were fully paid and non-assessable, and there was no Preferred Stock outstanding. Except for the Options and common stock purchase warrants as listed in Exhibit 3.2 and convertible debentures that ACEI has sold and that the underlying common stock are registered on Form S-3's filed with the U.S. Securities and Exchange Commission in February 2000, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ACEI to issue or to transfer from treasury any additional shares of its capital stock of any class.

3.3 Subsidiaries. ACEI's subsidiaries are identified on Exhibit 3.3, annexed hereto and made a part hereof.

3.4 Directors and Officers. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of ACEI as of the date of this Agreement.

3.5 Financial Statements. Exhibit 3.5, annexed hereto and incorporated herein by reference, consists of the ACEI audited financial statements as of December 31, 1998, and unaudited financial statements for the three month periods ended March 31, 1999 and June 30, 1999.

3.6 Changes Since December 31, 1998. Since December 31, 1998, there has been not been any adverse change in the financial condition and operations of ACEI.

3.7 Absence of Undisclosed Liabilities. As of December 31, 1998, ACEI does not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in ACEI balance sheet as of December 31, 1998 or as presented in the Notes to the Financial Statements. There have been no new liabilities incurred since December 31, 1998, except for those described in the reports for the three month periods ended March 31, 1999 and June 30, 1999 and those incurred in the ordinary course of business and in connection with this transaction.

3.8 Tax Returns. Within the times and in the manner prescribed by law, ACEI has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 3.5 is adequate for any and all federal, state, county and local taxes for the period ending on the date of such balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by ACEI.

3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, B.A. Network shall have the opportunity to meet with ACEI's accountants and attorneys to discuss the financial condition of ACEI. ACEI shall make available to B.A. Network all books and records of ACEI.

3.10 Trade Names and Rights. Except for the subsidiaries of ACEI as described in Exhibit 3.3 which own trademark and copyrights of intellectual properties, ACEI does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications. To the best knowledge of ACEI, no person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ACEI's business as a holding company.

3.11 Compliance with Laws. ACEI has complied with and is not in violation of applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning, securities or other law, ordinance, or regulation) affecting its properties or the operation of its business.

3.12 Litigation. ACEI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ACEI, threatened against or affecting ACEI or its business, assets or financial condition. ACEI is not engaged in any legal action to recovery moneys due to it.

3.13 Authority. The Board of Directors and Shareholders of ACEI have authorized the execution of this Agreement and the transactions contemplated herein, and ACEI has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of ACEI, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by ACEI and the performance by ACEI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which ACEI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ACEI; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ACEI.

3.15 Validity of ACEI Shares. The shares of ACEI Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.16 Full Disclosure. None of the representations and warranties made by ACEI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by ACEI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

3.17 Assets. ACEI has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances, except as disclosed in its financial statements.

3.18 Material Contracts. Except as otherwise disclosed in this agreement and in its Report on From 10-KSB for the year ended December 31, 1998 and the three month periods ended March 31, 1999 and June 30, 1999, ACEI has no material contracts to which it is a party or by which it is bound.

3.19 Complience With SEC Reporting Requirements. The Common Stock of ACEI is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). ACEI has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act prior to the consummation of the transaction contemplated hereby. The Common Stock of ACEI is currently traded on the Nasdaq SmallCap Market.

ARTICLE 4

Representations and Warranties of Shareholders

4.1 Share Ownership. The Shareholders represent that they hold shares of B.A. Network's common stock as set forth in Exhibit 2.2 hereof, and that such shares are owned of record and beneficially by such shareholders, and such shares are not subject to any lien, encumbrance or pledge, and are restricted securities as defined in Rule 144 of the Securities Act of 1933. The Shareholders severally represent that they hold authority to exchange their shares pursuant to this Agreement.

4.2 Investment Intent. The Shareholders understand and acknowledge that the shares of Exchange Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 for non-public offerings; and The Shareholders make the following representations and warranties with the intent that same may be relied upon in determining the suitability of each such shareholder as a purchaser of securities. In the event the following representations and warranties may cause discrepancies from the meanings of above sections I, II, & III (particularly the descriptions of "not restricted" and "freely tradable"), then the meanings of above sections I, II, & III shall prevail.

(a) The Shareholders acknowledge that the Exchange Stock being acquired solely for the account of such Shareholders, for investment purposes only, and not with a view towards or for sale in connection with any distribution thereof, and with no present intention of distributing or re-selling any part of the Exchange Stock;

(b) The Shareholders agree not to dispose of his Exchange Stock, or any portion thereof unless and until counsel for ACEI shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 or any applicable state securities laws, or the rules and regulations thereunder;

(c) The Shareholders acknowledge that ACEI has made all documentation pertaining to all aspects of the herein transaction available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to discuss such transaction with the officers of ACEI;

(d) The Shareholders represent that they have relied solely upon ACEI's Report on Form 10-KSB for the period ended December 31, 1998 and all other filings made by ACEI with the Securities and Exchange Commission and independent investigations made by the Shareholders or their representatives, if any;

(e) The Shareholders represent that they are knowledgeable and experienced in making and evaluating investments of this nature and desire to acquire the Exchange Stock on the terms and conditions herein set forth;

(f) The Shareholders represent that they are able to bear the economic risk of an investment, as a result of the herein transaction, in the Exchange Stock;

(g) The Shareholders represent that they understand that an investment in the Exchange Stock is not liquid, and The Shareholders represent that they have adequate means of providing for their current needs and personal contingencies and have no need of liquidity in this investment; and

(h) The Shareholders represent that they are an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933.

4.3 (deleted)

4.4 Legend. The Shareholders agree that the certificates evidencing the Exchange Stock acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of such securities.

ARTICLE 5

Covenants

5.1 Investigative Rights. From the date of this Agreement until the Closing Date, ACEI and B.A. Network shall provide to each other, and such other party's counsels, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

5.2 Conduct of Business. Prior to the Closing, ACEI and B.A. Network shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party except in the regular course of business or as part of the transactions contemplated hereby. Neither ACEI nor B.A. Network shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 6

Conditions Precedent to ACEI's Performance

6.1 Conditions. ACEI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. ACEI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such wavier of a condition shall constitute a waiver by ACEI of any other condition or of any of ACEI's other rights or remedies, at law or in equity, if B.A. Network or the Shareholders shall be in default of any of their representations, warranties or covenants under this Agreement.

6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Shareholders and B.A. Network in this Agreement or in any written statement that shall be delivered to ACEI by B.A. Network under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 Performance. B.A. Network shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against B.A. Network or the Shareholders on or before the Closing Date.

6.5 Acceptance by B.A. Network Shareholders. The holders of an aggregate of not less than 100% of the issued and outstanding shares of common stock of B.A. Network shall have agreed to exchange a percentage of their shares as stipulated in this Agreement, for shares of the Exchange Stock.

6.6 Officer's Certificate. B.A. Network shall have delivered to ACEI a certificate, dated the Closing Date, and signed by the President of B.A. Network, certifying that each of the conditions specified in Sections 6.2 through 6.5 hereof have been fulfilled.

6.7 Opinion of Counsel to B.A. Network. B.A. Network shall have delivered to ACEI an opinion of its Chinese and United States counsel, as applicable, dated the Closing date, to the effect that:

(a) B.A. Network is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China and the City of Beijing;

(b) The authorized capital stock of B.A. Network is as set forth on the annexed Exhibit 2.2, a copy of which is annexed hereto and made a part hereof. All issued and outstanding shares are legally issued.

(c) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of B.A. Network, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

ARTICLE 7

Conditions Precedent to B.A. Network's and Shareholders' Performance

7.1 Conditions. B.A. Network's and Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. B.A. Network and Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by B.A. Network and Shareholders of any other condition or of any of B.A. Network's and Shareholders' rights or remedies, at law or in equity, if ACEI shall be in default of any of its representations, warranties or covenants under this Agreement.

7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ACEI in this Agreement or in any written statement that shall be delivered to B.A. Network and Shareholders by ACEI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3 Performance. ACEI shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ACEI on or before the Closing Date, except as disclosed herein.

7.5 Current Status. ACEI shall have prepared and filed with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the period ended December 31, 1998 and its Quarterly Report on Form 10-QSB for the three month periods ended March 31, 1999 and June 30, 1999.

7.6 Directors of ACEI. ACEI's Board of Directors shall remain to serve until a new board is elected at the next annual meeting of stockholders in the year 2000.

7.7 Officers of ACEI. ACEI's officers shall remain in their office as per terms of their employment agreements.

7.8 Intentionally Left Blank

7.9 Officers' Certificate. ACEI shall have delivered to B.A. Network and Shareholders a certificate, dated the Closing Date and signed by the President of ACEI certifying that each of the conditions specified in Sections 7.2 through 7.7 have been fulfilled.

7.10 Opinion of Counsel. ACEI shall deliver an opinion of its counsel in the form annexed hereto as Exhibit 7.10;

ARTICLE 8

Closing

8.1 Closing. The Closing of this transaction shall be held at the offices of Sichenzia, Ross & Friedman LLP, Esqs., 135 West 50th Street, New York, New York 10020, or such other place as shall be mutually agreed upon, on ______________________ , 2000 or such other date as shall be mutually agreed upon by the parties. At the Closing:

(a) Shareholder shall present the certificates representing their shares of B.A. Network being exchanged to ACEI, and such certificates will be duly endorsed in blank;

(b) Shareholders shall receive a certificate or certificates representing the number of shares of ACEI Common Stock for which the shares of B.A. Network common stock shall have been exchanged;

(c) ACEI shall deliver an officer's certificate, as described in Section 7.9 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ACEI are true and correct as of, or have been fully performed and complied with by, the Closing Date;

(d) ACEI shall deliver a resolution of its Board of Directors of ACEI approving this Agreement and each matter to be approved by the Directors of ACEI under this Agreement;

(e) ACEI shall deliver an opinion of its counsel, as described in Section 7.10 hereof, dated the Closing Date;

(f) B.A. Network shall deliver an officer's certificate, as described in Section 6.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of B.A. Network are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(g) B.A. Network shall deliver an opinion of its counsel, as described in Section 6.7 hereof, dated the Closing Date; and

(h) B.A. Network shall deliver resolutions of its Board of Directors approving this Agreement and each matter to be approved by the Directors of B.A. Network under this Agreement.

ARTICLE 9

Miscellaneous

9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2 Memos, Attachments & Exhibits. Any memos, attachments & exhibits signed by the parties are vital segments of this agreement and are valid and binding between the parties along with this agreement.

9.3 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.4 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach of failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure; and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

9.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 Member to B.A. Network's Board of Directors. Upon the effectiveness of this agreement, ACEI shall appoint one member to B.A. Network's Board of Directors.

9.7 Choice of Law. This Agreement and its application shall be governed by the laws of the United States of America and by the laws of the People's Republic of China. Disputes between the parties shall be settled amicable between the parties. In the event disputes cannot be settled by the parties themselves, then the matter shall be handed over to arbitration in a third country to be mutually agreed upon between the parties.

9.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be in the English and Chinese languages. In the event of discrepancies between the two languages, the parties shall amicably negotiate to settle the disputes.

9.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To ACEI:

Mr. Anthony K. Chan
President & CEO
American Champion Entertainment, Inc.
22320 Foothill Boulevard, Suite 260
Hayward, California 94541
U. S. A.
Phone: 1-510-728-0200
Fax: 1-510-728-9977
E-mail: a.chan@americanchamp.com

To B.A. Network:

Mr. Lin, Tao
General Manager
Beijing Wisdom Network Technology Company, Ltd.
No. 105 San Huan Bei Road, West Section
Ke Yuan Building, A-809
Heiding District
Beijing
People's Republic of China
Phone: 86-10-8841-5090
Fax: 86-10-8841-4987
E-mail: lintao@banet.com.cn

9.10 (deleted)

9.11 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.12 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.13 Announcements. ACEI and B.A. Network will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

9.14 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated. In no event shall one party be liable for any of the expenses of the other party. ACEI shall be responsible for the expenses of the audit, by one of the big five U.S. accounting firms, of B.A. Networks financial statements for the years ended December 31, 1999 and 2000 only.

9.15 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

9.16 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

WHEREFORE, the above agreement is hereby agreed to and accepted as of the date first above written.

AMERICAN CHAMPION ENTERTAINMENT, INC.

By: /s/ Anthony K. Chan
Anthony K. Chan
President & CEO

BEIJING WISDOM NETWORK TECHNOLOGY COMPANY, LTD.

By: /s/ Lin, Tao
Lin, Tao
General Manager